EXHIBIT 23.5

                                                                     MCDONALD
                                                                     INVESTMENTS


                                                       MCDONALD INVESTMENTS INC.
                                                             800 Superior Avenue
                                                     Cleveland, Ohio  44114-2603




                                December 6, 2001

WesBanco, Inc.
One Bank Plaza
Wheeling, West Virginia  26003


We hereby consent to the inclusion as an exhibit to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of WesBanco, Inc. of our letter to the Board of Directors of American Bancorporation and to all references made to such letter and to the firm in the Proxy Statement/Prospectus. Our consent should not be construed as an admission that we are a person from whom a consent is required under section 7 of the Securities Act of 1933.

                                                     MCDONALD INVESTMENTS INC.


                                                By:/s/ RALPH M. DELLA RATTA, JR.
                                                   -----------------------------
                                                Senior Managing Director